UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 13, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously reported in the current report on Form 8-K of Rowan Companies plc (the “Company”), dated December 5, 2017, Mr. Mark A. Keller, the Company’s Executive Vice President, Business Development, has announced that he will retire from the Company on December 31, 2017.

Effective as January 1, 2018, the Company will appoint Mr. Alan Quintero as Senior Vice President, Business Development. Mr. Quintero previously served as the Company’s Senior Vice President, Chief Technology Officer since June 2017. Prior to joining the Company, Mr. Quintero served as Senior Vice President at Transocean from 2010 through 2015 overseeing Operations, Asset Management, and Major Capital Projects. He also served in various management roles at Atwood Oceanics from 1993 through 2010, where he ended as Senior Vice President with responsibilities over Operations, Technical Services, Supply Chain, Projects, Quality Assurance, and Maintenance. Immediately prior to joining Rowan, Mr. Quintero was a Partner at Trenegy Incorporated, a management consulting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2017	Rowan Companies plc

	By:	/s/ Mark F. Mai
Mark F. Mai Executive Vice President, General Counsel & Secretary